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                                                                  EXHIBIT 3a(ii)

                                 WEST VIRGINIA
                           ARTICLES OF INCORPORATION
                                PROFIT AMENDMENT

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     Pursuant to the provisions of Section 31, Article 1, Chapter 31 of the Code of West Virginia, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

     FIRST: The name of the corporation is The Chesapeake and Potomac Telephone Company of West Virginia.

     SECOND: The following Amendment(s) to the Articles of Incorporation was adopted by the shareholders (Note 1) of the corporation on December 31, 1993, in the manner prescribed by Sections 107 and 147, Article 1, Chapter 31.

     The name of the corporation has been changed to:

                      Bell Atlantic - West Virginia, Inc.

     THIRD: The number of shares of the corporation outstanding at the time of such adoption was one; and the number of shares entitled to vote was one.

     FOURTH: The designation and number of outstanding shares of each class entitled to vote, as a class, were as follows:

           CLASS      NUMBER OF SHARES

       Common Stock         One

     FIFTH: The number of shares voted for such amendment(s) was one; and the number of shares voted against such amendment(s) was none.

     SIXTH: The number of shares of each class entitled to vote as a class voted for and against such amendment(s) was;

          CLASS        NUMBER OF SHARES VOTED

                           FOR    AGAINST

      Common Stock         One     None

     SEVENTH: The manner in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment(s) shall be effected, is as follows: N/A
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     EIGHTH:  The amount of the authorized capital stock of this corporation shall be increased/decreased from _____ shares at the par value
_________________ to ______________ shares at the par value of _______________.
The total authorized capital stock shall hereafter be $_____________.  N/A


Dated January 6, 1994.


                                   The Chesapeake and Potomac Telephone
                                   Company of West Virginia


                                   By:  \s\ David E. Lowe
                                        -----------------
                                        David E. Lowe
                                        President

                                   By:  \s\ David K. Hall
                                        -----------------
                                        David K. Hall
                                        Secretary


State of West Virginia
County of Kanawha


     I, Patricia L. Pulliam, a Notary Public, do hereby certify that on this 6th day of January, 1994, personally appeared before me, David K. Hall, who, being by me first duly sworn, declared that he is the Secretary of The Chesapeake and Potomac Telephone Company of West Virginia, that he signed the foregoing document as Secretary of the corporation, and that the statements therein contained are true.


                                             \s\ Patricia L. Pulliam
                                             -----------------------
                                                 Notary Public

My commission expires:  Setpember 1, 2001


(Notarial Seal)



Notes:  1. Change to "board of directors" if no shares have
           been issued.